UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2003

PAXSON COMMUNICATIONS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-13452	59-3212788

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Clearwater Park Road, West Palm Beach, FL 33401-6233

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (561) 659-4122

N/A

(Former name or former address, if changed since last report)

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     (c)  Exhibits. The following item is furnished as an Exhibit to this Report:

99-1	Press release dated April 7, 2003 announcing the closing of the sale of the Registrant’s television stations WMPX-TV and WPXO-TV to Corporate Media Consultants Group, LLC and the sale of the Registrant’s partnership interest in WWDP-TV.

ITEM 9. REGULATION FD DISCLOSURE

     On April 1, 2003, the Registrant closed on the sale of its 32% non-voting interest in Norwell Television LLC, a partnership that owns WWDP-TV which is licensed to Norwell, Massachusetts and serves the Boston market, for cash proceeds of $13.8 million. On April 4, 2003, the Registrant closed on the sale of its television stations WMPX-TV, serving the Portland-Auburn, Maine market and WPXO-TV, serving the St. Croix, U.S. Virgin Islands market to wholly-owned subsidiaries of Corporate Media Consultants Group, LLC. The Registrant received cash proceeds of $10.0 million. The Registrant has furnished the press release announcing these events as Exhibit 99-1 to this
Form 8-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAXSON COMMUNICATIONS CORPORATION (Registrant)

By: /s/ Thomas E. Severson, Jr.

Date: April 7, 2003	Thomas E. Severson, Jr. Senior Vice President and Chief Financial Officer

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